Exhibit 4.1


                             ARTICLES SUPPLEMENTARY

                                       OF

                    EXCELLENCY INVESTMENT REALTY TRUST, INC.

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                      Articles Supplementary Reclassifying
                 and Designating a Series of Preferred Stock as
                      Series C Convertible Preferred Stock
              and Fixing the Rights and Preferences of Such Series

                          Pursuant to Section 2-208 of
                 the Maryland Corporations and Associations Act

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         Excellency Investment Realty Trust, Inc. (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to Section 2-208 of the Maryland Corporations and Associations Act, that:

         FIRST: The name of the Corporation is Excellency Investment Realty Trust, Inc.

         SECOND: The Articles of Incorporation of the Corporation were originally filed with the Maryland State Department of Assessments and Taxation on May 10, 2006. Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation were filed with Maryland State Department of Assessments and Taxation on July 17, 2006 (the "Articles").

         THIRD: Pursuant to the authority granted and vested in the Board of Directors of the Corporation by Article SIXTH of the Articles, the Board of Directors, by duly adopted resolutions, has classified 43,500 unissued shares of Preferred Stock of the Corporation (as defined in the Articles) as Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock"):

         FOURTH: The following is a description of the Series C Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set or changed by the Board of Directors:

         Section 1. Designation and Amount. The shares of such series having a par value of $0.01 per share shall be designated as "Series C Convertible Preferred Stock" and the number of shares constituting such series shall be 43,500. The relative rights, preferences and limitations of the Series C Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the Corporation, except as otherwise provided herein.


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         Section 2. Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available for such purposes. If at any time the Corporation declares any dividend or other distribution on its Common Stock and there are shares of its Series C Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series C Preferred Stock payable at the same time and on the same terms and conditions, entitling each holder of Series C Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series C Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

         Section 3. Voting Rights. Except as otherwise provided by the Maryland Corporations and Associations Act, the Series C Preferred Stock and the Common Stock of the Corporation shall vote as one class, with the holder of each share of Series C Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted as of the record date for determining the stockholders having notice of and to vote at such meeting.

         Section 4. Reacquired Shares. Any shares of the Series C Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, unless otherwise provided for in the Articles, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

         Section 5. Conversion.

                 (a) Subject to the provisions for adjustments hereinafter set forth, each share of the Series C Preferred Stock shall be convertible, at any time hereafter, at the option of the holder thereof, in the manner hereinafter set forth, into one thousand (1,000) fully paid and non-assessable shares of Common Stock of the Corporation.

                 (b) The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted from time to time as follows:

                    (i) In case the Company shall (A) subdivide the outstanding shares of its Common Stock into a larger number of shares, (B) combine the outstanding shares of its Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock any shares of the Company, each holder of Series C Preferred Stock shall thereafter be entitled upon conversion to receive for each share of Series C Preferred Stock held by him the number of shares of the Company which he would have owned or have been entitled to receive after the happening of one of the events described above in this clause (i) had such share of Series C Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall become effective on the day next following the day upon which such subdivision, combination or reclassification shall become effective.

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                    (ii) In case the Company shall consolidate or merge into or with another corporation, or in case the Company shall sell or convey to any other person or persons all or substantially all the property of the Company, or in case the Company shall effect a capital reorganization or reclassification of its Common Stock, each holder of Series C Preferred Stock then outstanding shall have the right thereafter to convert each share of Series C Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale, conveyance, reorganization or reclassification by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such consolidation, merger, sale, conveyance, reorganization or reclassification and shall no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles or incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of Series C Preferred Stock shall thereafter be made applicable. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the holder of any share of Series C Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock or other securities of the Company other than shares of its Common Stock, thereafter the number of such other shares of capital stock or other securities so receivable upon conversion of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of the Company's Common Stock contained in this Section 5, and the provisions of this Certificate with respect to shares of the Company's Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

                  (d) If any adjustment in the number of shares of Common Stock into which each share of the Series C Preferred Stock may be converted as required pursuant to this Section 5 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the Series C Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the Series C Preferred Stock is then convertible. All calculations under this Section 5(d) shall be made to the nearest one-hundredth of a share.

                  (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the Series C Preferred Stock may be converted, in addition to the adjustment required by this Section 5, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or Series C Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes.

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                  (f) The holder of any shares of the Series C Preferred Stock may exercise his or its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five (5) business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation to which the holder of the Series C Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of the Series C Preferred Stock evidenced by the surrendered certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series C Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

                  (g) Upon conversion of any shares of the Series C Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided, however, that such holder shall be entitled to receive any dividends on such shares of the Series C Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series C Preferred Stock entitled to receive payment of such dividend.

                  (h) The transfer of shares of Series C Preferred Stock by any holder shall constitute an automatic conversion of such shares into Common Stock in accordance with 5(a) hereof; provided, however, that the holder of Series C Preferred Stock may transfer such shares without triggering such automatic conversion if a transfer is made to (i) the holder's spouse, children or issue, trustee of trusts or custodians for his benefit or for the benefit of his spouse, children or issue, or (ii) any entity controlled by or under common control with such holder or his spouse, children or issue, or (iii) by operation of law pursuant to rights of testacy and intestacy.

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                  (i) The Corporation shall at all times reserve and keep
available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation or other securities assumable upon the conversion of all outstanding shares of the Series C Preferred Stock.

         Section 6. Adjustments for Consolidation, Merger, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Company as described in Section 5(b)(ii) hereof, each corporation, including this Corporation, which may be required to deliver any stock, securities cash or other property to the holders of shares of the Series C Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series C Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the provisions of Section 5, such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

         Section 7. Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the Series C Preferred Stock are convertible is adjusted as provided in Section 5, the Corporation shall (a) promptly compute such adjustment and furnish to each transfer agent or person acting in a similar capacity, including the Corporation, for the Series C Preferred Stock, a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible as a result of such adjustment and the computation thereof and when such adjustment will become effective, and
(b) promptly mail to the holders of record of the outstanding shares of the Series C Preferred Stock a notice stating that the number of shares into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series C Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

         Section 8. Notices of Corporate Action.  In the event of:

                 (a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of common stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                 (b) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its common stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the common stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

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                 (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series C Preferred Stock and to the holders of record of the outstanding shares of the Series C Preferred Stock, at least twenty (20) days (or ten (10) days in case of any event specified in clause (a) above) prior to the applicable record or effective date thereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 8, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

         FIFTH: The Series C Preferred Stock has been classified by the Board of Directors under the authority contained in the Articles.

         SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the votes required by law.

         SEVENTH: The undersigned acknowledges these Articles Supplementary to be the act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


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         IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary as of this 6th day of October, 2006.

                                    EXCELLENCY INVESTMENT REALTY TRUST, INC.


                                    By:  /s/ David Mladen
                                       ---------------------------------
                                             Name: David Mladen
                                             Title: President

ATTEST:


By:  /s/ David Mladen
    ------------------------------
         Name: David Mladen
         Title: Secretary





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